EXHIBIT 10.6
INDEMNIFICATION AGREEMENT
This Indemnification Agreement (this "Agreement"), dated as of ___________________, is between Craft Brew Alliance, Inc., a Washington corporation (the "Company"), and __________________________ ("Indemnitee").
Background
Indemnitee is, or the Company anticipates that Indemnitee will become, a director of the Company. To induce Indemnitee to continue to serve as, or to become, a director of the Company, the Company has agreed to enter into this Agreement to provide for the indemnification of, and the advancement of expenses to, Indemnitee in connection with litigation or claims arising from Indemnitee's role as a director of the Company.
Agreement
In consideration of the recitals above and the covenants below, the parties agree as follows:
1.Indemnification. The Company will, to the fullest extent permitted by law and the Company's Articles of Incorporation (as amended, the "Articles"), but subject to Section 2 below, indemnify Indemnitee for and hold Indemnitee harmless against all liabilities, losses, costs, or expenses incurred by Indemnitee arising from or relating to Indemnitee's role as a director of the Company.
2.    Limitations on Indemnification. The Company will not pay any liability, loss, cost, or expense incurred by Indemnitee arising from or relating to any of the following:
(a)    Any amount that has been directly paid to Indemnitee under a policy of Directors and Officers Liability Insurance (or comparable insurance) ("D&O Policy");
(b)    Any action, suit, or proceeding brought by or on behalf of the Company in which judgment is rendered holding Indemnitee liable to the Company;
(c)    Any action, suit, or proceeding initiated by Indemnitee unless it has been specifically authorized by the Company's Board of Directors;
(d)    Any act by or omission of Indemnitee that has been finally adjudged to be intentional misconduct or a knowing violation of the law, including without limitation Section 23B.08.310 of the Washington Business Corporation Act (as amended, the "Act");
(e)    Any transaction in which it is finally adjudged that Indemnitee personally received a benefit in money, property, or services to which Indemnitee was not legally entitled;

(f)    Any action, suit, or proceeding in which a final, nonappealable judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company in violation of any provision of Section 16(b) of the Securities Exchange Act of 1934; or
(g)    Any decision by a court having jurisdiction that indemnification would be unlawful.
3.    Notice of Claim. Within 30 days after Indemnitee receives notice of any action, suit, proceeding, or claim that may be indemnifiable under this Agreement (each, a "Proceeding"), Indemnitee must promptly notify the Company of the commencement of the Proceeding, including a brief description of the Proceeding and the facts underlying it (a "Notice"). The failure of Indemnitee to timely give the Company a Notice will not limit the Company's obligations under this Agreement unless such failure materially prejudiced the Company's ability to defend the Proceeding.
4.    Defense of Claim. With respect to any Proceeding of which the Company has received a timely Notice, the Company may participate in the Proceeding at its own expense and assume the defense of the Proceeding with counsel reasonably satisfactory to Indemnitee. The election by the Company to assume the defense of a Proceeding will not preclude Indemnitee from employing separate counsel, but in such event the Company will not be liable to Indemnitee under this Agreement for any legal or related costs or expenses subsequently incurred by Indemnitee in connection with the defense of such Proceeding unless (a) the Company specifically authorizes the employment of counsel by Indemnitee, (b) Indemnitee reasonably concludes that there might be a conflict of interest between the Company and Indemnitee in the defense of the Proceeding, or (c) the Company does not timely engage counsel to defend the Proceeding, in which case Indemnitee's legal costs or expenses will be at the Company's expense so long as Indemnitee's counsel is reasonably satisfactory to the Company and meets the requirements of any applicable D&O Policy. If Indemnitee has made the conclusion set forth in Section 4(b), the Company may not assume the defense of the Proceeding, but Indemnitee's counsel must be reasonably satisfactory to the Company and meet the requirements of any applicable D&O Policy.
5.    Settlement. With respect to any Proceeding as to which the Company has the right to assume the defense, (a) the Company may settle the Proceeding without Indemnitee's consent unless the settlement would impose a penalty or limitation on Indemnitee, and (b) the Company will not be liable to Indemnitee under this Agreement if Indemnitee settles the Proceeding without the Company's written consent. Neither the Company nor Indemnitee may unreasonably withhold any consent with respect to a settlement.
6.    Advancement of Expenses. If Indemnitee incurs legal costs or expenses to be reimbursed by the Company under Section 4 then, consistent with applicable law and the Articles but subject to Section 7, the Company will advance to Indemnitee all reasonable costs or expenses incurred in investigating or defending any Proceeding within 15 days after receiving copies of invoices presented to Indemnitee for such costs or expenses; provided that such advancement of expenses is conditioned upon Indemnitee’s compliance with the requirements of the Act, including Section 23B.08.530 or any replacement or successor provision. Any such advancement will occur regardless of whether there has been a final disposition of the Proceeding.
7.    Exclusions to Advancement of Expenses. The Company will not advance to Indemnitee any costs or expenses arising from or relating to (a) any action, suit, or proceeding initiated by Indemnitee, unless the Company's Board of Directors has specifically approved the advance, or (b) any action, suit, or proceeding brought by the Company and approved by its Board of Directors that alleges in good faith (1) the willful misappropriation of corporate assets by Indemnitee, (2) the disclosure of fiduciary or confidential information in violation of Indemnitee's fiduciary or contractual obligations to the Company, or (3) any other willful or deliberate breach of Indemnitee's duties, as prescribed by the Act, to the Company or its shareholders or affiliates.
8.    Reimbursement of Expenses. Indemnitee will reimburse the Company for all costs or expenses advanced or paid under Section 6 if and to the extent that a final nonappealable judicial decision determines that Indemnitee is not entitled to be indemnified for such costs or expenses.
9.    Application for Indemnification. To obtain indemnification under this Agreement, Indemnitee must submit a written request to the Company containing such documentation and information as is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the disposition of the Proceeding. In all events, indemnification will be made to the extent that Indemnitee is entitled to indemnification under Section 1.
10.    Partial Indemnification. If Indemnitee is entitled under this Agreement to only a portion of any costs or expenses in connection with a Proceeding, then the Company will indemnify Indemnitee for only that portion.
11.    Subrogation. With respect to any payment under this Agreement by or on behalf of the Company, the Company will be subrogated, to the extent of such payment, to all of Indemnitee's rights of recovery. Indemnitee will execute such documents and take such actions as the Company reasonably requests in order to secure and enforce such rights of recovery.
12.    Nonexclusivity. The rights provided to Indemnitee under this Agreement are not exclusive of any right to which Indemnitee may be entitled under the Articles, the Act, other agreement, or the vote of the Company's shareholders or disinterested directors.

13.    Governing Law. This Agreement will be governed by and construed in accordance with the laws of the state of Washington without regard to conflict-of-law principles. Each party hereby submits to the jurisdiction and venue of state and federal courts sitting in the state of Washington and waives the right to object that such jurisdiction or venue is improper.
14.    Severability. If any provision of this Agreement is held by a court having jurisdiction to be invalid or unenforceable, such holding will not affect the other provisions of this Agreement, which will be interpreted to give maximum effect to the other provisions.
15.    Successors and Assigns. This Agreement is binding and will inure to the benefit of the parties and their respective successors, assigns, heirs, or personal representatives.
16.    Amendment and Termination. This Agreement may be amended or terminated only in a writing signed by both parties. No amendment of the Articles will affect the rights of Indemnitee under this Agreement for any Proceeding arising before such amendment.
17.    Survival. The indemnification provided under this Agreement will be in full effect notwithstanding the fact that Indemnitee may no longer be a director of the Company.
18.    Counterparts. This Agreement may be executed in counterparts, each of which will be effective as an original but together will constitute the same instrument. Electronically transmitted copies are effective as originals.
19.    Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes any prior agreement, whether oral or written, with respect to such subject matter.
[Signature page follows]

The parties have executed this Agreement as of the date first set forth above.

CRAFT BREW ALLIANCE, INC.

By: _________________________________
Name: _________________________________
Title: _________________________________

INDEMNITEE:

_______________________________________
[Director Name]